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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DiamondRock Hospitality Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 annual meeting of stockholders of DiamondRock Hospitality Company. The annual meeting will be held on Thursday April 24, 2008 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland.

        The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of DiamondRock Hospitality Company by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. Following the formal portion of the meeting, our directors and management team will be available to answer appropriate questions.

        Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

WILLIAM W. MCCARTEN Chairman and Chief Executive Officer

DIAMONDROCK HOSPITALITY COMPANY

6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2008

        The 2008 annual meeting of stockholders of DiamondRock Hospitality Company ("DiamondRock") will be held on Thursday, April 24, 2008 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, for the following purposes:

  1.
  To elect directors, each to serve for a one-year term and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as independent auditors of DiamondRock to serve for 2008; and

  3.
  To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

        You may vote if you were a stockholder of record as of the close of business on March 24, 2008. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

  •
  Use the toll-free telephone number shown on your proxy card (this call is toll-free if made in the United States or Canada);

  •
  Go to the website address shown on your proxy card and vote via the Internet; or

  •
  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

  Any proxy may be revoked at any time prior to its exercise at the annual meeting.

  BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL D. SCHECTER Corporate Secretary

March 24, 2008

i

March 24, 2008

PROXY STATEMENT

DIAMONDROCK HOSPITALITY COMPANY
6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

        This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 24, 2008 and are furnished in connection with the solicitation of proxies by the Board of Directors of DiamondRock Hospitality Company (or DiamondRock or the Company) for use at the 2008 annual meeting of our stockholders to be held on Thursday April 24, 2008 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, and at any adjournments or postponements thereof.

INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of meeting, including the election of directors and ratification of the appointment of KPMG LLP as our independent auditors.

Attending the Meeting

        All stockholders of record of shares of our common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver's license or passport.

Voting

        If our records show that you were a stockholder as of the close of business on March 24, 2008, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

        Voting in Person at the Meeting.    If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held by a broker, bank or other nominee (i.e., in "street name") and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock by using the toll-free telephone number, the website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope provided.

  •
  Vote by Telephone.  If you hold your shares of common stock in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on

    April 23, 2008. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  •
  Vote by Internet.  You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 23, 2008. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  •
  Vote by Mail.  If you would like to vote by mail, mark, sign and date your proxy card and return in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted.

Quorum

        The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. As of the record date, there were 95,682,469 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

Multiple Stockholders Sharing the Same Address

        The rules of the Securities and Exchange Commission, or the SEC, allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings. If you own shares of common stock in your own name as a holder of record, householding will not apply to your shares. If your shares of common stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

        If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary; or call us with your request at (240) 744-1150.

Other Matters

        We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Right to Revoke Proxy

        You may revoke your proxy at any time before it has been exercised by:

  •
  filing a written revocation with our corporate secretary, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817;

  •
  submitting a new proxy by telephone, Internet or proxy card after the date of the previously submitted proxy; or

  •
  appearing in person, revoking your proxy and voting by ballot at the annual meeting.

        Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

Other Information

        For your review, our 2007 annual report, including a copy of our annual report filed with the SEC on Form 10-K and financial statements for the fiscal year ended December 31, 2007, is being mailed to stockholders concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation material, we recommend that you review our 2007 annual report prior to voting.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        Our business is built on relationships—with our investors, with the brands we utilize for our hotels and with the management companies who manage our hotels. We are committed to keeping our relationships strong by communicating openly about our business practices, being transparent about our performance, and remaining accountable for our conduct. We take our commitments seriously. At the core of this commitment, of course, is the role of the board of directors in overseeing how management serves the long-term interests of our shareholders. We believe that an active, informed, independent and involved board is essential for ensuring our integrity, transparency and long-term strength. We believe that our Board of Directors embodies each of those characteristics. We have assembled a Board of Directors that is comprised of individuals with a wide breadth of experience including: a member with several decades of real estate experience, the retired chairman of Andersen Worldwide, a leading corporate lawyer and a retired chief executive officer, as well as our Chief Executive Officer and our President and Chief Operating Officer.

        We follow through on our commitment by implementing what we believe are the best practices in corporate governance, including:

  Board Structure

  •
  All of the members of our Board of Directors are re-elected annually;

  •
  A majority of the members of our Board of Directors are independent of the Company and its management;

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  All members of the three standing committees of our Board of Directors (Audit, Compensation, and Nominating and Corporate Governance) are independent of the Company and its management; and

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  The independent members of our Board of Directors as well as each of the Committees meet regularly without the presence of management.

  Change of Control

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  We do not have a stockholder rights plan (i.e., "poison pill"); and

  •
  We have opted out of the Maryland business combination and control acquisition statutes and have taken steps so that we may only opt back into such statutes with the approval of a majority of votes cast at a meeting of our shareholders.

  Stock Ownership Policies

  •
  We have adopted policies requiring each member of our Board of Directors to acquire stock with a value of three times his or her annual cash retainer and for our Chief Executive Officer and his three direct reports to own stock with a value of between three and four times the base salary of that officer.

  Clawback Policy

  •
  We have adopted a policy that would have the Company seek to recoup any incentive cash compensation mistakenly paid to an executive in the event of a significant restatement of our financial results.

The Board of Directors and Its Committees

  Board of Directors

        We are managed under the direction of our Board of Directors. Our directors are: Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey, William W. McCarten, Gilbert T. Ray and John L. Williams. Mr. McCarten is the Chairman of our Board of Directors and Mr. Grafton is our Lead Director. Each of our six directors stands for election annually.

        Director Independence.    Our Board of Directors has a policy that a majority of our directors must be independent. In order to qualify as an "independent director" under our independence standards, a director must be "independent" within the meaning of the requirements of the New York Stock Exchange, or the NYSE, which provide that our Board of Directors must determine whether a director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and whether, within the past three years:

  •
  the director was employed by our Company (except on an interim basis);

  •
  an immediate family member of the director was an officer of our Company;

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  the director or an immediate family member is a current partner of a firm that is our internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

  •
  the director or an immediate family member of the director was employed by a company when a present officer of our Company sat on that company's compensation committee;

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  the director or an immediate family member received, during any 12-month period, more than $100,000 in compensation from our Company, other than director or committee fees or deferred compensation; or

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  the director is an employee, or an immediate family member is an executive officer, of a company that makes payments to or receives payments from our Company which exceed the greater of $1 million or 2% of that company's consolidated gross revenue over one fiscal year.

In addition, our Board of Directors considers, among other factors, whether the director, or an organization with which the director is affiliated, has entered into any commercial, consulting, or similar contracts with our Company; whether the director receives any compensation or other fees from our Company, other than director fees; and whether we and/or any of our affiliates make substantial contributions to tax-exempt organizations with which the director, or the director's spouse, is affiliated.

        Our Board of Directors has determined that each of our four non-management directors is an "independent" director under our independence standards and under the NYSE Corporate Governance Rules. These four directors comprise a majority of our six-member Board of Directors.

        Meetings.    Our Board of Directors met seven times during 2007. Each of our directors attended at least 75% of the meetings of our Board of Directors. We expect each of our directors to attend our annual meeting of stockholders in person unless doing so would be impracticable due to unavoidable conflicts. In 2007, all of our directors attended our annual meeting of stockholders.

        Directors who qualify as being "non-management" within the meaning of the NYSE Corporate Governance Rules meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of our entire Board of Directors and at such other times that our non-management directors deem appropriate. Each director has the right to call an executive session. The executive sessions are chaired by Mr. Grafton, the lead director of our Board of Directors.

  Committees

        Our Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and has adopted written charters for each committee. A copy of each of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter is available on our website at http://www.drhc.com under the heading "Corporate Governance" and subheading "Committee Charters." These charters are also available in print to any stockholder upon written request addressed to Investor Relations, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

        Our Board of Directors may from time to time establish special or standing committees to facilitate the management of DiamondRock or to discharge specific duties delegated to the committee by our full Board of Directors.

        Audit Committee.    Our Audit Committee, pursuant to its written charter, assists our Board of Directors in its oversight of (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications, independence and performance of our independent auditors; and (v) the performance of our internal audit function.

        Our Audit Committee is comprised of all four of our independent directors: W. Robert Grafton (Chairman), Daniel J. Altobello, Maureen L. McAvey and Gilbert T. Ray. Each member of our Audit Committee is "independent" as that term is defined by the SEC and the NYSE. Our Board of Directors determined that each of Mr. Grafton and Mr. Altobello qualifies as an "audit committee financial expert" as such term is defined under the rules of the SEC. In accordance with the SEC's safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an "expert" for purposes of federal securities laws. In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee or Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

        Our Audit Committee met four times during 2007 and each of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee.

        The Report of the Audit Committee is included in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee, pursuant to its written charter, is responsible for, among other things: (i) identifying and recommending qualified individuals to become members of our Board of Directors and the appointment of members to its various committees; (ii) overseeing the annual performance evaluation of our Board of Directors; and (iii) developing and recommending to our Board of Directors a set of corporate governance guidelines and policies and a code of ethics, and periodically reviewing and recommending any changes to such guidelines and code.

        Our Nominating and Corporate Governance Committee is comprised of all four of our independent directors, Gilbert T. Ray (Chairman), Daniel J. Altobello, W. Robert Grafton and Maureen L. McAvey. Our Nominating and Corporate Governance Committee met four times during 2007 and each of the members of the Nominating and Corporate Governance Committee attended at least 75% of the meetings of the Nominating and Corporate Governance Committee.

        Compensation Committee.    Our Compensation Committee, pursuant to its written charter, among other things, (i) reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer's performance in light of those goals and objectives, and determines and approves the chief executive officer's compensation levels based on its evaluation and (ii) reviews and approves or makes recommendations to our Board of Directors with respect to the compensation for our other executive officers and non-employee directors. Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the chief executive officer or other executive officer compensation.

        Our Compensation Committee is comprised of all four of our independent directors, Daniel J. Altobello (Chairman), W. Robert Grafton, Maureen L. McAvey and Gilbert T. Ray. Our Compensation Committee met five times during 2007 and each of the members of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee.

        The Report of the Compensation Committee is included in this Proxy Statement.

Consideration of Director Nominees

  Securityholder Recommendations

        Our Nominating and Corporate Governance Committee's current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by our Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Corporate Secretary at DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, who will forward all recommendations to our Nominating and Corporate Governance Committee. We did not receive any securityholder recommendations for director candidates for election at our 2008 annual meeting. All securityholder recommendations for director candidates for election at our 2009 annual meeting of stockholders must be submitted to our Corporate Secretary on or before December 1, 2008 and must include the following information:

  •
  the name and address of record of the securityholder;

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  a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board of Directors membership as approved by our Board of Directors from time to time;

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  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

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  the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

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  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

  Board of Directors Membership Criteria

        Our Board of Directors has established criteria for Board of Directors membership. These criteria include the following specific, minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by a nominee for a position on our Board of Directors, including that the nominee shall:

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  have the highest personal and professional integrity;

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  have demonstrated exceptional ability and judgment; and

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  be most effective, in conjunction with the other nominees to our Board of Directors, in collectively serving the long-term interests of the stockholders.

        In addition to the minimum qualifications for each nominee set forth above, our Nominating and Corporate Governance Committee will recommend director candidates to the full Board of Directors for nomination, or present director candidates to the full Board of Directors for consideration, to help ensure that:

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  a majority of our Board of Directors shall be "independent" as defined by the NYSE Corporate Governance Rules;

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  each of its Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and

  •
  at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC.

  Identifying and Evaluating Nominees

        Our Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, our chairman and chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate.

        Our Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with our Nominating and Corporate Governance Committee's procedures for that purpose, including conducting inquiries into the background of proposed director candidates. In identifying and evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications for Board of Directors membership approved by our Board of Directors, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of our Board of Directors. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, our Nominating and Corporate Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with our Board of Directors

        If you wish to communicate with any of our directors or our Board of Directors as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of DiamondRock

Hospitality Company], c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

        If you wish to contact our Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of DiamondRock Hospitality Company, c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817. You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

        If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of DiamondRock Hospitality Company, c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

        We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Corporate Secretary will be forwarded by the Corporate Secretary promptly to the addressee(s).

Other Corporate Governance Matters

  Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics, or our Code of Ethics, relating to the conduct of our business by our employees, executive officers and directors. Day-to-day responsibility for administering and interpreting our Code of Ethics has been delegated by our Board of Directors to Mr. Schecter, our compliance officer and our general counsel.

        Our Code of Ethics contains compliance procedures, allows for the anonymous reporting of a suspected violation of our Code of Ethics and specifically forbids retaliation against any executive officer or employee who reports suspected misconduct in good faith. The provisions of our Code of Ethics may only be waived or amended by our Board of Directors or, if permitted, a committee of our Board of Directors. Such waivers or amendments must be promptly disclosed to our stockholders. We intend to disclose any amendments to our Code of Ethics, as well as any waivers for executive officers, on our website.

        A copy of the Code of Ethics is available on our website at http://www.drhc.com under the heading "Corporate Governance" and subheading "Corporate Governance Overview." A copy of our Code of Ethics is also available, without charge, in print to any stockholder upon written request addressed to Investor Relations, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

  Corporate Governance Guidelines

        Our Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.drhc.com under the heading "Corporate Governance" and subheading "Corporate Governance Overview." Our Corporate Governance Guidelines are also available, without charge, in print to any stockholder upon written request addressed to Investor Relations, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

  Conflicts of Interest

        Our Code of Ethics contains a conflicts of interest policy to reduce potential conflicts of interest. Our conflicts of interest policy provides that any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be reported promptly to the compliance officer, who must then notify our Board of Directors or a committee of our Board of Directors. Actual or potential conflicts of interest involving a director, executive officer or the compliance officer should be disclosed directly to our chairman of our Board of Directors and the chairperson of our Nominating and Corporate Governance Committee. A "conflict of interest" occurs when a director's, executive officer's or employee's personal interest interferes with our interests.

        Maryland law provides that a contract or other transaction between a corporation and any of the corporation's directors or any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

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  the fact of the common directorship or interest is disclosed to our Board of Directors or a committee of our Board of Directors, and our Board of Directors or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

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  the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

  •
  the contract or transaction is fair and reasonable to the corporation.

DIRECTOR COMPENSATION

        The following chart summarizes the compensation paid to our non-management directors in 2007. Messrs. McCarten and Williams receive no separate compensation for being members of our Board of Directors:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
W. Robert Grafton (Lead Director & Audit Committee Chairperson)	120,000	50,000	—	—	—	945(1)	170,945
Daniel J. Altobello (Compensation Committee Chairperson)	100,500	50,000	—	—	—	4,113(1)	154,613
Maureen L. McAvey (Director)	94,250	50,000	—	—	—	—	144,250
Gilbert T. Ray (Nomination and Governance Committee Chairperson)	100,500	50,000	—	—	—	—	150,500

(1)
Reimbursement for lodging, meals, parking and certain other expenses at one of our hotels or at a hotel and resort managed or franchised by Marriott.

(2)
The amounts set forth in this column represent the compensation expense recognized during 2007 in connection with equity awards to the Directors. Each Director received 3,008 fully vested shares of common stock on July 30, 2007. Such shares had a market value of $50,000 on such date, based on the closing price for shares of our common stock on the NYSE. In accordance with SFAS 123R, the full fair market value of such shares was immediately recognized as compensation expense.

Cash Compensation

        In July of each year, the Compensation Committee of our Board of Directors reviews the compensation of our non-employee Directors.

        From July 2006 through July 2007, each of our non-employee directors received an annual cash retainer of $20,000 plus we paid additional annual retainers to our Lead Director ($10,000 annual fee) as well as to the chairpersons of our Audit Committee ($15,000 annual fee), Nominating and Corporate Governance Committee ($5,000 annual fee) and Compensation Committee ($5,000 annual fee). Each of our directors was also paid an additional fee of $1,500 for each meeting (or $750 for each telephonic meeting) of our Board of Directors or of one of its committees that he or she attended.

        In July 2007, the Compensation Committee decided to change the compensation for our non-employee Directors by replacing all of the meeting fees with a larger annual cash retainer. The primary motivation for the change was to simplify and clarify director compensation as each of our three standing Committees are comprised of the same four directors and often a meeting might discuss matters involving the area of expertise of more than one committee. Starting in July 2007, each of our non-employee directors began receiving an annual cash retainer of $50,000 plus we paid additional annual retainers to our Lead Director ($10,000 annual fee) as well as to the chairpersons of our Audit Committee ($15,000 annual fee), Nominating and Corporate Governance Committee ($7,500 annual fee) and Compensation Committee ($7,500 annual fee).

        In addition, in July 2007 the Board of Directors formed a special committee comprised of the four independent members of the Board of Directors in order to evaluate the potential sale of the Company. The special committee was advised by the investment banks of Merrill Lynch & Co., Wachovia Capital Markets, LLC and Citigroup Global Markets, Inc. as well as the law firm of Willkie Farr & Gallagher, LLP. The Company entered into an extended negotiation with a major private equity firm, but due to the severe dislocation of the capital markets over the summer and fall of 2007, the transaction was abandoned in October of 2007. The members of the special committee were each paid a fixed fee of $45,000 for their services.

        The following chart reflects the cash compensation paid to our directors in 2007.

	Annual Fee for Board Membership	Annual Fee for Committee Chairs & Lead Director	Board and Committee Meeting Fees	Special Committee Fee	Total Cash Fees Paid
W. Robert Grafton (Lead Director & Audit Committee Chairperson)	$35,000	$25,000	$15,000	$45,000	$120,000
Daniel J. Altobello (Compensation Committee Chairperson)	$35,000	$6,250	$14,250	$45,000	$100,500
Maureen L. McAvey (Director)	$35,000	$0	$14,250	$45,000	$94,250
Gilbert T. Ray (Nomination and Governance Committee Chairperson)	$35,000	$6,250	$14,250	$45,000	$100,500

Equity Compensation

        As part of their regular annual compensation, in July of each year, each of our non-employee directors received fully vested shares of common stock. On July 30, 2007, we issued 3,008 shares of common stock to each of our directors, such shares had a value of $50,000, based on the closing stock price for our common stock on the NYSE on such day.

Expenses and Perquisites

        We reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or its committees. In addition, each of the six members of our Board of Directors are entitled to reimbursement for up to $10,000 of lodging, meals, parking and certain other expenses at all of our hotels as well as at all hotels and resorts managed or franchised by Marriott. All of such reimbursement was considered taxable income to the member who stayed at the hotel or resort and is disclosed in the "All Other Compensation" column of the chart entitled "Director Compensation".

Stock Ownership Guideline

        Our Board of Directors requires each of our non-executive directors, within five years of first being elected to our Board of Directors, to own at all times during a year a number of shares equal to the Ownership Target. The Ownership Target for a given year is determined by multiplying the annual cash retainer for that year by three and then dividing that result by the average closing price of the Company's common stock during the first two weeks of the year. For 2008, the Ownership Target for each Director is 10,618 shares. We count towards this minimum equity ownership policy only those fully vested shares of common stock that a director has either purchased or received through our equity compensation program.

        Each of our non-executive directors is in compliance with the stock ownership policy, as set forth in the following table:

	2008 Ownership Target	Number of Shares Owned	Percentage of 2008 Ownership Target
	(as of December 31, 2007)
Daniel J. Altobello	10,618	18,080	170.3%
W. Robert Grafton	10,618	16,080	151.4%
Maureen L. McAvey	10,618	13,080	123.2%
Gilbert T. Ray	10,618	13,080	123.2%

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Design

        We have designed our executive compensation program with the following objectives:

  •
  to be straightforward, transparent and market-based;

  •
  to create proper incentives for our executive team to maximize long-term shareholder value; and

  •
  to comply with best practices.

  Straightforward, Transparent, Market-Based Compensation Program

        We have a strong preference for a simple, transparent market-based compensation program.

        We target our executive compensation at approximately the median of the total compensation paid to members of our competitive set. We set our compensation only after thoroughly studying compensation practices within our competitive sets. Our primary competitive set is comprised of the five largest lodging-focused self-managed REITs: LaSalle Hotel Properties (NYSE: LHO), Strategic Hotels & Resorts, Inc. (NYSE: BEE), Sunstone Hotel Investors, Inc. (NYSE: SHO), Felcor Lodging Trust Incorporated (NYSE: FCH), and Ashford Hospitality Trust (NYSE: AHT). We exclude Host Hotels & Resorts (NYSE: HST) from our competitive set as it is substantially larger than us. To a much lesser extent, we confirm that our conclusions are in keeping with the overall market by evaluating our compensation against a secondary competitive set comprised of thirteen similarly-sized self-managed REITs who invest in a variety of assets, including offices, apartments and retail.

        Moreover, our compensation program is transparent and straightforward. We have not implemented a pension or a nonqualified deferred compensation program and have very limited perquisites. In addition, we have not implemented any multi-year compensation programs, eliminating the potential for surprising and out-of-market compensation; all of our executive's total compensation is granted on an annual basis. Finally, before awarding any compensation, our Compensation Committee reviews a "tally sheet" showing the value of all of the compensation granted to our executive team since our formation, utilizing the value of all equity awards both as of the time of each stock grant and as updated for current stock values.

  Proper Incentives to Maximize Long-Term Shareholder Value

        Our compensation program is designed to create incentives for our executive team to maximize long-term shareholder value. Less than one-third of our four highest paid executive's total compensation is in the form of a fixed base salary. The vast majority of our executives' total compensation is awarded through our cash incentive compensation program, which rewards our executives for achieving our annual budget and other financial and strategic objectives, and annual equity award program, the ultimate value of which is tied to our ability to maximize long-term shareholder value.

        We believe that our cash incentive compensation program encourages our executive officers to take prudent steps to achieve, and if possible exceed, our budgeted earnings, which we believe will increase shareholder value. In 2007, approximately 65% to 70% of our executives' potential cash incentive award was tied to the achievement of our internal annual budget for Adjusted Funds From Operations per share (or AFFO per share). In 2007, our internal annual budget for AFFO (and our "target payout" under our cash incentive plan) was $1.60 per share. We have not reset our targets nor have we guaranteed our executives any minimum cash incentive payments. In the event of poor performance, the executives could receive no cash incentive compensation for the year.

        The largest individual component of our executive officers' compensation is equity compensation. Our philosophy has been to pay total compensation at approximately the median of our competitive set and to ensure that approximately half of the compensation paid to our senior executives is in the form of equity. We believe that half of our executive's compensation should be in the form of restricted stock or stock options for several reasons.

        First, along with our minimum stock ownership policy, equity grants help ensure that a significant portion of each of our executives' net worth is tied to the value of our stock, aligning the interests of our executives with those of our shareholders. Our view is that, if we have superior long-term operating performance, our executives, through their significant equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our common stock. Conversely if we do not perform as well as our competitors, our executives compensation will prove to be (appropriately) below market over the long-term.

        Second, we design our equity awards to be total shareholder return vehicles, rewarding executives for both share price appreciation as well as dividends—we believe a focus on total shareholder return will encourage our executives to prudently increase earnings to ensure that our dividend is well covered.

        Third, our stock awards vest on a three-year schedule, thus creating an incentive to retain our executive officers.

  Comply with Best Practices

        In designing our executive compensation programs, our Compensation Committee also consults with its own independent compensation and legal advisors to assess our compliance with corporate governance best practices. For example, we have adopted a so-called "clawback policy" in the event of a restatement of our financial statements and an executive stock ownership policy.

        Moreover, we strive to maximize the financial efficiency of our compensation programs. For example, the amount of our cash incentive compensation and the size of the equity grants varies based on the degree to which our financial objectives are achieved. In addition, in 2008, we implemented a new equity program which uses stock appreciation rights (or SARs) instead of options in order to achieve the financial leverage associated with options while minimizing the shareholder dilution inherent in options.

Senior Executive Compensation

        The following table sets forth the compensation paid for the last three years to the Chairman of our Board of Directors and Chief Executive Officer and each of the four other named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
William W. McCarten Chairman and Chief Executive Officer	2007 2006 2005	537,000 515,000 500,000	0 0 0	1,102,777 902,778 1,849,125	0 0 0	464,775 772,500 612,500	0 0 0	36,778 38,186 35,682	2,141,330 2,228,464 2,997,307
John L. Williams President and Chief Operating Officer	2007 2006 2005	432,000 412,000 400,000	0 0 0	791,666 797,221 1,725,850	0 0 0	299,118 494,400 390,000	0 0 0	32,087 26,669 28,912	1,554,871 1,730,290 2,544,762
Mark W. Brugger Executive Vice President and Chief Financial Officer	2007 2006 2005	357,000 275,000 239,112	0 0 0	655,554 633,333 1,356,025	0 0 0	275,748 330,000 179,335	0 0 0	31,940 34,095 29,913	1,320,242 1,272,428 1,804,385
Michael D. Schecter Executive Vice President and General Counsel	2007 2006 2005	282,000 245,000 218,762	0 0 0	352,778 298,612 811,775	0 0 0	175,270 220,500 164,072	0 0 0	28,932 28,844 22,449	838,980 792,956 1,217,058
Sean M. Mahoney Senior Vice President, Chief Accounting Officer and Corporate Controller	2007 2006 2005	207,000 175,000 142,041	0 0 0	104,163 63,888 294,250	0 0 0	85,771 105,000 49,715	0 0 0	29,108 23,088 22,014	426,042 366,976 508,020

(1)
The amounts set forth in this column represent the compensation expense recognized during the specified year in connection with equity awards. In accordance with SFAS 123R, the expense associated with these awards is recognized over the requisite service period (i.e., the vesting period of the restricted stock or deferred stock units). In 2005, the executives received deferred stock units that were fully vested on the grant date (although they will not be distributed until the fifth anniversary of their issuance); in accordance with SFAS 123R, as the awards were fully vested in 2005, the cost of the award was recognized in 2005.

(2)
In every year except 2005, we issued restricted stock to our executive officers. In 2005, we issued deferred stock units to our executive officers. Our executive officers receive current cash dividends on the unvested restricted stock at the same rate as paid to all of our shareholders. Our executive officers do not receive current cash dividends on the deferred stock units, instead all dividends on the deferred stock units are "re-invested" with the executives being credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

(3)
All other compensation represents the employer safe harbor 401(k) match, health insurance premiums, life and disability insurance premiums and reimbursement of certain compensatory payments to our executive officers and, for those officers who are also directors, vacations at hotels either owned by us or managed or franchised by Marriott. In addition, in 2006 and prior years, all other compensation includes reimbursement of tax return preparation fees and annual medical examination costs. For more detail on these amounts, please see "4. Perquisites and Other Benefits" below.

        Our compensation program seeks to promote the philosophy described above through an appropriate mix of four core elements of compensation:

  1.
  base salary,

  2.
  cash incentive compensation program,

  3.
  equity grants, and

  4.
  limited perquisites.

        1.    Base Salary    We review our executives' base salaries annually in December.

        Our primary compensation philosophy is to target total compensation at approximately the median of our competitive set and to ensure that approximately half of the compensation paid to our senior executives is in the form of equity. As a result, our executives' cash compensation may be below or above the median cash compensation paid to members of our primary competitive set. During our December annual compensation review, we generally attempt to set the base salaries within the range of base salaries paid to members of our competitive sets and, whenever possible, we strive to pay base salaries at the median of competitive base salaries. However, we adjust base salaries to reflect our executive's assigned responsibilities, relevant levels of experience and individual performance compared to other members of the competitive set.

        For calendar year 2007, after conducting a market study, we concluded that a 4.5% increase in the base salaries for Messrs. McCarten and Williams was appropriate in order to be consistent with market trends for 2007; we also concluded that Messrs. Brugger, Schecter and Mahoney's base salaries were not consistent with compensation paid to corporate officers with similar responsibilities within our competitive set, so we significantly adjusted their base salaries. For calendar year 2008, after conducting a market study, we concluded that a 5% increase in the base salaries for each of our executive officers was appropriate in order to be consistent with market trends.

        The base salaries for the named executive officers are as follows:

	2006	2007	2008
William W. McCarten	$515,000	$537,000	$564,000
John L. Williams	$412,000	$432,000	$454,000
Mark W. Brugger	$275,000	$357,000	$375,000
Michael D. Schecter	$245,000	$282,000	$296,000
Sean M. Mahoney	$175,000	$207,000	$217,000

        2.    Cash Incentive Compensation Program    We maintain an annual cash incentive compensation program pursuant to which our executive officers are eligible to earn cash bonuses based upon their achievement of certain objective corporate goals as well as certain individual goals set by the Compensation Committee at the beginning of the year. To date, no cash incentive compensation has been paid to our executives other than in accordance with this program.

        2007 Cash Incentive Compensation.    Our Compensation Committee established a bonus formula under our cash incentive compensation program during the first quarter of 2007, consisting of two corporate components and an individual component, weighted as follows:

2007
Corporate Performance Metrics	Weighting (1)
		Threshold	Target	Maximum
Adjusted Funds From Operations per share (AFFO per share).(2)	65–70%	$1.44 per share	$1.60 per share	$1.68 per share
Aggregate hotel-level EBITDA for the six most recently acquired hotels.(3)	5–10%	$54.6 million	$60.7 million	$63.7 million
Achievement of certain individual performance objectives.	20–30%	N/A	N/A	N/A

(1)
Relative weight for certain measures vary by executive, based on their areas of responsibility.

(2)
We compute AFFO by adjusting FFO (which we calculate in accordance with the standards established by NAREIT) for certain non-cash items. FFO is defined by NAREIT as net income determined in accordance with GAAP, excluding depreciation, amortization and gains (losses) from sales of property. We further adjust FFO to eliminate the following non-cash items: non-cash ground rent, non-cash amortization of unfavorable contract liabilities recorded in conjunction with our acquisitions, cumulative effects of any changes in accounting principles, gains from early extinguishment of debt and any impairment losses.

(3)
We compute hotel-level EBITDA by adjusting the net income for each hotel on a standalone basis (i.e., without allocating any corporate overhead), excluding interest expense, income taxes, depreciation and amortization. In addition, we further adjust hotel-level EBITDA to eliminate the following non-cash items: non-cash ground rent, non-cash amortization of unfavorable contract liabilities recorded in conjunction with our acquisitions, cumulative effects of any changes in accounting principles, gains from early extinguishment of debt, gains (losses) from sales of property and any impairment losses.

        For each of the corporate metrics, we adopted the threshold, target and maximum numerical goals set forth above. No bonuses are payable under the incentive compensation program with respect to a given metric if the threshold for such metric is not achieved. Achievement of a given metric at the threshold level of performance pays 50% of the target bonus for such metric and achievement at the maximum level of performance pays 150% of such target. Bonuses are calculated based on a linear interpolation for achievement in between each of those performance levels. We set the threshold and maximum corporate goals at levels that, at the beginning of the year, we thought were very unlikely to be achieved.

        The Compensation Committee chose the two corporate metrics because it believes that the achievement of the targeted results would improve long-term shareholder value. In particular, AFFO per share is one of the most commonly used non-GAAP financial measures used in the commercial real estate industry. It measures the financial performance of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and the gain or loss on the sale of assets. Moreover, we utilize AFFO per share (as opposed to EBITDA or some other commonly used measure) as AFFO per share takes into account the impact of our capital structure by including shares outstanding and interest expense. In addition, the Compensation Committee adopted, as a second metric, a target that the six most recently acquired hotels achieve earnings in 2007 equal to the initial underwriting presented to our Board of Directors when it approved each of these acquisitions. The Compensation Committee adopted this metric as a "check and balance" to ensure appropriate accountability in the underwriting of the Company's acquisitions.

        In addition, the Compensation Committee established between five and ten individual objectives for each of the executive officers, which objectives varied by individual depending on their corporate responsibilities. At the end of 2007, the Compensation Committee requested each of the executives to prepare a report as to whether they achieved their individual business objectives during the year and the Committee awarded the individual component of the cash incentive compensation program based on its review of the various objectives. For example, Mr. McCarten was tasked with, in 2007, among other things, achieving key components of our business plan, successfully implementing recent acquisitions and assisting the Board in determining whether a merger and acquisition or sale of the Company would be in the best interest of the shareholders.

        In 2007, DiamondRock had exceptional operating results compared to historical industry averages and DiamondRock posted RevPAR growth that was stronger than comparable operating statistics released by every other member of our primary competitive set. In addition, while our stock declined in value in 2007, for the second year in a row, DiamondRock's common stock had the best total return of any member of our primary competitive set and the total return exceeded the total return of the Morgan Stanley REIT Index (the RMZ). Nevertheless, the Company failed to meet the targets set by the Compensation Committee for 2007 as it had an AFFO per share of $1.55 and an aggregate hotel-level EBITDA for the six most recently acquired hotels of $57.6 million, compared to the 2007 goals of $1.60 per share and $60.7 million, respectively. As a result, the executive officers received less than their targets for the corporate components of the cash incentive compensation. In addition, Messrs. McCarten and Williams were awarded their target individual performance objectives and Messrs. Brugger, Schecter and Mahoney were awarded compensation for their individual performance above their respective targets.

        The annual incentive opportunity ranges for 2007 and the actual cash incentive compensation earned for 2007 performance was as follows:

				2007 Cash Incentive Earned
	2007 Cash Incentive Opportunity
				% Salary
	Threshold	Target	Maximum		$ Value
William W. McCarten	50%	100%	150%	87%	464,775
John L. Williams	40%	80%	120%	69%	299,118
Mark W. Brugger	40%	80%	120%	77%	275,748
Michael D. Schecter	30%	60%	90%	62%	175,270
Sean M. Mahoney	20%	40%	60%	41%	85,771

        2008 Cash Incentive Compensation.    Our Compensation Committee established a bonus formula for 2008 under our cash incentive compensation program during the first quarter of 2008, weighted as follows:

		2008
Corporate Performance Metrics
	Weighting	Threshold	Target	Maximum
Adjusted Funds From Operations per share (AFFO per share).	70%	$1.48 per share	$1.64 per share	$1.72 per share
Achievement of certain individual performance objectives.	30%	N/A	N/A	N/A

        The basic structure of our 2008 cash incentive plan is the same as the structure of the 2007 cash incentive plan. Achievement of a given metric at the threshold level of performance pays 50% of the target bonus in respect of such metric and achievement at the maximum level of performance pays 150% of such target. Bonuses are calculated based on a linear interpolation for achievement in between each of those performance levels.

        The following chart shows the potential payouts our executives can receive under the 2008 incentive plan.

	2008 Cash Incentive Opportunity (% of Base Salary)
	Threshold	Target	Max
William W. McCarten	50%	100%	150%
John L. Williams	40%	80%	120%
Mark W. Brugger	40%	80%	120%
Michael D. Schecter	33%	66%	100%
Sean M. Mahoney	25%	50%	75%

        For the 2008 cash incentive plan, the Compensation Committee decided to increase the weighting of the individual business objectives and eliminate the "acquisition pro forma" metric in order to reflect the fact that, due to market conditions, we had not acquired a hotel since January 2007 and do not presently expect significant acquisition activity during the first half of 2008. The hotel acquired in January 2007 was one of the six hotels included in the 2007 cash incentive plan's acquisition underwriting metric.

        In addition, the Compensation Committee approved between five and ten individual objectives for each of the executive officers, which objectives varied by individual depending on their corporate responsibilities. For example, Mr. McCarten is tasked with, in 2008, among other things, reassessing our acquisition strategy and criteria and our debt policy in response to the changes in the capital markets and the uncertain lodging environment.

        In connection with the 2008 cash incentive plan, the Compensation Committee has established a 2008 AFFO per share budget of $1.64. However, the current economic uncertainty significantly constrains our ability to fairly estimate 2008 financial results as of February 2008. Accordingly, the Committee may modify the established budget or make changes to the cash incentive compensation plan when the economic situation becomes clearer.

        3.    Equity-Based Incentive Compensation    Generally we target paying half of our executive's total compensation in the form of equity. However, our Compensation Committee determines, in its sole discretion, the actual amount of equity to be awarded to our executive officers each year reflecting our performance in the prior year, individual performance and competitive levels of long-term incentive compensation among our primary competitive set. Our executive officers are not guaranteed any minimum number of shares of restricted stock.

        The value of the equity awards, based on the grant date fair value of the equity, received by the named executive officers is as follows:

	2005	2006	2007	2008
William W. McCarten	$1,181,250	$1,100,001	$1,299,996	$1,500,000
John L. Williams	$1,102,500	$699,992	$750,006	$850,000
Mark W. Brugger	$866,250	$599,998	$649,998	$850,000
Michael D. Schecter	$603,750	$350,004	$399,996	$500,000
Sean M. Mahoney	$262,500	$99,994	$149,994	$275,000

        Types of Awards.    From our formation through the end of 2007, we issued only shares of restricted stock and deferred stock units. In February 2008, we redesigned our equity award program and began granting an award to each executive officer consisting of 50% restricted stock and 50% a combination of stock-settled stock appreciation rights (SARs) and dividend equivalent rights (DERs). All of the equity will vest ratably over three years.

        During 2007, the Compensation Committee of our Board of Directors evaluated, with the assistance of its independent compensation consultant, the effectiveness of our equity award program. The Compensation Committee was concerned that our existing equity award program lacked adequate incentives for our executives to increase, over the long-term, the total shareholder return. After its evaluation, the Compensation Committee concluded that a program comprised solely of restricted stock lacks what some refer to as "leverage", namely such a program would require the grant of an unreasonably large number of shares of restricted stock in order to create significant changes in value in the event that the value of DiamondRock's stock declines or increases. For example, in 2007, we issued an aggregate of 180,555 shares to our five executive officers and in order to create (or destroy) $1 million of value for these executives, our stock would have to increase (or decrease) by over $5.50 per share, a change of 37% from the closing stock price as of December 31, 2007. In addition, the Compensation Committee was concerned that a program comprised solely of restricted stock would still deliver considerable value to the executives even if the value of the stock decreases.

        The Compensation Committee concluded that an equity program should create significant incentives to maintain our dividend as well as provide a leveraged return on increases in our stock price but penalize the executives if there is a decline in our stock price. Our Compensation Committee studied a number of different potential equity programs, including utilizing performance-based vesting of restricted stock (which would vest different amounts of restricted stock based on the Company's ability to achieve different relative or objective metrics). The Compensation Committee concluded that a performance-based restricted stock program that utilized an objective test (such as a targeted change in EBITDA or FFO over some period of time) was inappropriate in a highly cyclical industry such as lodging as there is too high a probability that the lodging cycle, as opposed to the actions of management, could lead to a disproportionately large windfall or unfair loss of all equity. In addition, a performance-based restricted stock program that utilizes a relative test against our peers is also inappropriate as there are only a few public lodging focused real estate investment trusts similar in size to ourselves so the sample size is statistically insignificant, potentially leading to unexpected results. The Compensation Committee concluded that its goals were best met by issuing awards comprised of a blend of stock-settled Stock Appreciation Rights (SARs), Dividend Equivalent Rights (DERs) and restricted stock.

        On March 4, 2008, we issued awards to our five most senior officers, 50% of the value of which was comprised of Restricted Stock and 50% of the value was a combination of one stock settled SAR and one DER. The strike price of the SARs was set at $12.59, the closing price of our stock on the New York Stock Exchange on that date. For the foreseeable future, we currently intend to issue similarly constructed awards each February or March. The Company engaged Towers Perrin to value the SARs and DERs. The five senior most executives received the following awards:

	Restricted Stock		SARs		DERs
	Value in Dollars	# of Shares	Value in Dollars	# of SARs	Value in Dollars	# of DERs
William W. McCarten	$750,000	59,571	$302,492	113,293	$447,508	113,293
John L. Williams	$425,000	33,757	$171,412	64,199	$253,588	64,199
Mark W. Brugger	$425,000	33,757	$171,412	64,199	$253,588	64,199
Michael D. Schecter	$250,000	19,857	$100,831	37,764	$149,169	37,764
Sean M. Mahoney	$137,500	10,921	$55,457	20,770	$82,043	20,770

        We have issued the following types of equity:

  •
  Restricted Stock.  Our restricted stock awards vest over a three year period. Such awards pay dividends on a current basis. We granted such time-based restricted stock in July 2004, August 2006, February 2007 and March 2008.

  •
  Deferred Stock Units.  In 2005, in connection with our initial public offering, we issued 382,500 shares of deferred stock unit awards to our five named executive officers. The deferred stock unit awards are fully vested and represent our promise to issue a number of shares of our common stock upon the earlier of (i) a sale event or (ii) July 2010. The awards are subject to forfeiture should the executive be terminated for cause. We do not pay current dividends on the shares of common stock underlying the deferred stock units; instead the dividends are effectively "re-invested" as each of the executive officers are credited with an additional number of deferred stock units that have a fair market value (based on the closing stock price on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

  •
  Stock Appreciation Rights and Dividend Equivalent Rights.  Under our new equity program, we are issuing fifty percent of each annual equity award in the form of SARs and DERs.

            The SARs may be exercised, in whole or in part, at any time after the instrument vests and before the tenth anniversary of its issuance. Upon exercise, the holder of a SAR will receive a number of shares of our common stock equal to the positive difference, if any, between the price of our common stock on the New York Stock Exchange at the time of the exercise compared to the "strike price", which is the closing price of our common stock on the New York Stock Exchange at the close of business on the day the SARs were granted, divided by the price of our common stock on the New York Stock Exchange at the time that the holder exercises his or her SAR.

            We are issuing one DER for each SAR. A DER will entitle the holder to the value of the dividends issued on one share of common stock. No dividends will be paid on a DER prior to its vesting, but upon vesting, the holder of each DER will receive a lump sum equal to all of the dividends paid on a share of common stock from the date the DER was granted to the date the DER vested. After vesting, the holder of each DER will receive a cash payment equal to the value of the dividends paid on a share of common stock at the same time dividends are paid to our common shareholders. The DER will terminate on the earlier of the 10th anniversary of the grant of the DER or the date that the corresponding SAR is exercised.

        4.    Perquisites and other benefits    We currently have very few perquisites. Messrs. McCarten and Williams, as members of our Board of Directors, are entitled to reimbursement of up to $10,000 of lodging, meals, parking and certain other expenses at all of our hotels and at all hotels and resorts managed or franchised by Marriott, subject to certain limitations. See "Director Compensation." We provided very limited perquisites to our executive officers until January 1, 2007, when the perquisites were discontinued.

        Our named executive officers, along with all of our employees on a non-discriminatory basis, receive: (i) health and dental insurance with our Company paying 100% of the premiums, (ii) a $200,000 group term life insurance policy, and (iii) long term disability coverage. We maintain a retirement savings plan for all of our employees under section 401(k) of the Code. All of our employees, including our named executive officers, benefit from the same company matching formula.

        The following chart sets forth the perquisites and all other benefits received by our executive officers over the last three years.

		Perquisites			Other Benefits
		Hotel Reimburse- ment	Tax Return Preparation	Annual Medical Exam	401-K Employer Match	Health Insurance Premium	Life and Disability Insurance Premiums
William W. McCarten	2007	$7,562	—	—	$20,500	$7,934	$432
	2006	$4,237	$2,000	$3,186	$20,000	$7,875	$888
	2005	$3,156	$2,000	$4,441	$18,000	$7,641	$444
John L. Williams	2007	—	—	—	$20,500	$10,805	$432
	2006	—	—	—	$20,000	$5,781	$888
	2005	—	—	—	$18,000	$10,468	$444
Mark W. Brugger	2007	—	—	—	$15,500	$16,008	$432
	2006	—	$867	$2,928	$15,000	$14,412	$888
	2005	—	$900	$3,265	$12,050	$13,254	$444
Michael D. Schecter	2007	—	—	—	$15,500	$13,000	$432
	2006	—	—	—	$15,000	$12,956	$888
	2005	—	—	—	$8,751	$13,254	$444
Sean M. Mahoney	2007	—	—	—	$12,668	$16,008	$432
	2006	—	$550	—	$7,238	$14,412	$888
	2005	—	$1,850	—	$6,466	$13,254	$444

Severance Agreements

        In March 2007 we entered into severance agreements with each of our executive officers. Prior to entering into these severance agreements, our Compensation Committee reviewed the severance agreements and policies as well as the employment contracts for the eight largest lodging self-managed REITs that were then currently SEC reporting companies. In addition, our Compensation Committee's independent advisor, Frederic W. Cook & Co., Inc., reviewed the proposed severance agreements on behalf of the Compensation Committee and provided advice on current market practices and emerging best practices regarding severance agreements. The Compensation Committee also engaged its own legal counsel to represent the Company in the negotiation of the severance agreements with management.

        The severance agreements provide each named executive officer with certain severance benefits if his employment ends under certain circumstances. We believe that the severance agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a termination of their employment, especially in connection with a possible change in control of our Company.

        Each named executive officer will be entitled to receive cash severance benefits under their severance agreements if we terminate such executive's employment without cause or such executive resigns with good reason. These severance agreements therefore have so-called "double triggers" as the executives are not entitled to receive any cash severance benefits if, following a change of control, they resign without demonstrating good reason. If the executive officers are entitled to receive cash severance benefits, they will receive a lump sum payment equal to three times, with respect to Mr. McCarten, or two times, with respect to each of the other named executive officers, of the sum of (x) his then current base salary and (y) his target bonus under our annual cash incentive compensation program.

        In addition, if we terminate such executive's employment without cause or such executive resigns with good reason, or if the executive dies or becomes disabled, the executive (or his family) will be entitled to (i) pro-rated bonus under our cash incentive program at target, (ii) continued life, health and disability insurance coverage for himself, his spouse and dependents for two years and (iii) the immediate vesting of any unvested portion of any restricted stock award and incentive award previously issued to the executive.

        In the event that the executive retires, the executive will be eligible to continue to vest in any outstanding unvested restricted stock awards, but the executive will not receive any cash severance or any continued life, health, or disability coverage for himself or his spouse or dependents.

        In the event that the severance benefits described above are paid in connection with a change in control of our Company and are deemed "excess parachute payments" under Section 280G of the Internal Revenue Code, the named executives may be eligible to receive a tax "gross up" payment equal to the additional taxes, if any, imposed on the executive under Section 4999 of the Internal Revenue Code in respect of such excess parachute payments. This excise tax gross up is available only to the extent that the value of the severance benefits payable to an executive equals or exceeds 110% of the maximum amount the executive could have received without being subject to any excise tax under Section 4999 of the Internal Revenue Code (the "safe harbor"). In the event that the value of the severance benefits payable to an executive is subject to the excise tax but does not equal or exceed 110% of the "safe harbor", the amount of the severance benefits will be reduced to an amount equal to the "safe harbor".

        The following table sets forth a summary of our payment obligations pursuant to the severance agreements:

Termination as a Result of
	Terminated For Cause or Quit Without Good Reason (1)(2)	Death or Disability	Terminated without Cause or Quit with Good Reason (1)(2)	Retirement (3)
Pro-rated cash incentive plan compensation at target	No	Yes	Yes	Yes
Cash Severance	No	No	Yes	No
Continued medical and dental benefits	No	Yes	Yes	No
Continued vesting under stock plans	No	No	No	Yes
Full and immediate vesting under stock plans	No	Yes	Yes	No
Modified tax-gross up	N.A.	N.A.	Yes(4)	N.A

(1)
"Cause" shall mean a determination by our Board of Directors in good faith that any of the following events have occurred: (i) indictment of the executive of, or the conviction or entry of a plea of guilty or nolo contendere by the executive to, any felony or misdemeanor involving moral turpitude; (ii) the executive engaging in conduct which constitutes a material breach of a fiduciary duty or duty of loyalty, including without limitation, misappropriation of our funds or property other than the occasional, customary and de minimis use of our property for personal purposes; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties, which failure or gross negligence continues for more than 15 days following the executive's receipt of written notice of such willful failure or gross negligence from our Board of Directors; (iv) any act or omission of the executive that has a demonstrated and material adverse impact on our reputation for honesty and fair dealing or any other conduct of the executive that would reasonably be expected to result in material injury to our reputation; or (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

(2)
"Good Reason" for termination shall mean the occurrence of one of the following events, without the executive's prior written consent: (i) a material diminution in the executive's duties or responsibilities or any material demotion from the executive's current position with us, including, without limitation: (A) if the executive is the CEO, either discontinuing his direct reporting to our Board of Directors or a committee thereof or discontinuing the direct reporting to the CEO by each of the senior executives responsible for finance, legal, acquisition and operations or (B) if the executive is not the CEO, discontinuing the executive reporting directly to the CEO or (C) if the executive is the Chief Accounting Officer, discontinuing the executive's reporting directly to the Chief Financial Officer or to the Chief Executive Officer; (ii) if the executive is a member of our Board of Directors, our failure to nominate the executive as one of our directors; (iii) a requirement that the executive work principally from a location outside the 50 mile radius from our current address, except for required travel on our business to the extent substantially consistent with the executive's business travel obligations on the date hereof; (iv) failure to pay the executive any compensation, benefits or to honor any indemnification agreement to which the executive is entitled within 15 days of the date due; or (v) the occurrence of any of the following events or conditions in the year immediately following a change in control: (A) a reduction in the executive's annual base salary or annual cash incentive plan opportunity as in effect immediately prior to the change in control; (B) the failure by us to obtain an agreement, reasonably satisfactory to the executive, from any of our successors or assigns to assume and agree to adopt the Severance Agreement for a period of at least two years from the change in control.

(3)
"Retirement" shall mean a retirement by the executive if the executive has been designated as an eligible retiree by our Board of Directors, in its sole discretion.

        The following chart sets forth the cost that we would have incurred if one of the executives were terminated as of December 31, 2007 under the terms of our severance agreements, assuming a stock price of $14.98, the closing market price on the NYSE on December 31, 2007:

Cost of Termination under Severance Agreements

	Cash Severance	Pro-Forma Target Bonus for Year of Termination	Continued Medical and Dental Benefits (1)	Number of Shares of Unvested Stock (2)	Value of Unvested Shares (2)	Cost of Excise Tax Gross Up (3)	Total Cost of Termination
Terminated For Cause or Quit without Good Reason
William W. McCarten	$—	$—	$—	118,315	100% forfeited	n.a.	$—
John L. Williams	$—	$—	$—	70,998	100% forfeited	n.a.	$—
Mark W. Brugger	$—	$—	$—	61,252	100% forfeited	n.a.	$—
Michael D. Schecter	$—	$—	$—	36,888	100% forfeited	n.a.	$—
Sean M. Mahoney	$—	$—	$—	12,523	100% forfeited	n.a.	$—

							$—
Terminated without Cause or Quit with Good Reason (without a change of control)
William W. McCarten	$3,222,000	$537,000	$19,800	118,315	$1,772,359	n.a.	$5,551,159
John L. Williams	$1,555,200	$345,600	$19,800	70,998	$1,063,550	n.a.	$2,984,150
Mark W. Brugger	$1,285,200	$285,600	$19,800	61,252	$917,555	n.a.	$2,508,155
Michael D. Schecter	$902,400	$169,200	$19,800	36,888	$552,582	n.a.	$1,643,982
Sean M. Mahoney	$579,600	$82,800	$19,800	12,523	$187,595	n.a.	$869,795

							$13,557,241
Terminated without Cause or Quit with Good Reason (following a change of control)
William W. McCarten	$3,222,000	$537,000	$19,800	118,315	$1,772,359	$—	$5,551,159
John L. Williams	$1,555,200	$345,600	$19,800	70,998	$1,063,550	$—	$2,984,150
Mark W. Brugger	$1,285,200	$285,600	$19,800	61,252	$917,555	$—	$2,508,155
Michael D. Schecter	$902,400	$169,200	$19,800	36,888	$552,582	$—	$1,643,982
Sean M. Mahoney	$579,600	$82,800	$19,800	12,523	$187,595	$341,581	$1,211,376

							$13,898,822
Death or Disability
William W. McCarten	$—	$537,000	$19,800	118,315	$1,772,359	n.a.	$2,329,159
John L. Williams	$—	$345,600	$19,800	70,998	$1,063,550	n.a.	$1,428,950
Mark W. Brugger	$—	$285,600	$19,800	61,252	$917,555	n.a.	$1,222,955
Michael D. Schecter	$—	$169,200	$19,800	36,888	$552,582	n.a.	$741,582
Sean M. Mahoney	$—	$82,800	$19,800	12,523	$187,595	n.a.	$290,195

							$6,012,841
Retirement
William W. McCarten	$—	$537,000	$—	118,315	$1,772,359	n.a.	$2,309,359
John L. Williams	$—	$345,600	$—	70,998	$1,063,550	n.a.	$1,409,150
Mark W. Brugger	$—	$285,600	$—	61,252	$917,555	n.a.	$1,203,155
Michael D. Schecter	$—	$169,200	$—	36,888	$552,582	n.a.	$721,782
Sean M. Mahoney	$—	$82,800	$—	12,523	$187,595	n.a.	$270,395

							$5,913,841

(1)
The cost of the medical and dental insurance is based on the average cost paid by us for health insurance for a family with dependent children during 2007. The actual amount will vary based on the cost of health insurance at the time of termination whether the individual is single or married and whether the individual has dependant children.

(2)
The number of shares of unvested stock is as of December 31, 2007 and the value of such shares is calculated using $14.98 per share, the closing price on the NYSE for our stock on December 31, 2007.

(3)
The cost of the excise tax gross up is an estimate based on a number of assumptions including: (i) DiamondRock is subject to a change of control on December 31, 2007, (ii) all the named officers are terminated on December 31, 2007 without cause following that change of control, and (iii) the change of control occurs at a price equal to our closing stock price on December 31, 2007.

        The severance agreements contain non-competition covenants that apply during the term and for 12 months after the expiration or termination of such executive's employment with us to the extent that the executive receives a cash severance payment. The non-competition covenants restrict the executives from working for any lodging oriented real estate investment company located in the United States. The non-competition covenants will not apply following a change of control.

Mandatory Minimum Equity Ownership Policy for Senior Executives

        We believe that it is important to align the interests of those in senior management positions with those of our stockholders. As one concrete step to ensure such alignment, we adopted a mandatory stock ownership requirement for the four most senior officers of the Company.

        Under our mandatory stock ownership policy, each of our covered executives, within five years of his or her date of hire, must acquire and hold a certain number of shares. We count towards this minimum equity ownership policy only those shares which an officer has purchased or otherwise has received through our equity compensation program to the extent that such shares are fully vested and otherwise continue to be owned by the executive. Under this policy our executives must own at all times during a year a number of shares equal to the Ownership Target for that year. The Ownership Target for an executive officer for a given year is determined by multiplying that officer's base salary for a year by a multiple and then dividing that result by the average closing price of the Company's common stock during the first two weeks of the year.

        Each of our executive officers are in compliance with the stock ownership policy as is shown in the following chart:

	Base Salary Multiple	2008 Ownership Target (# of Shares)	Number of Shares Owned (as of February 1, 2008)	Percentage of Shares Owned Compared to 2008 Ownership Target
William W. McCarten Chairman and Chief Executive Officer	4	159,689	374,435	234.5%
John W. Williams President and Chief Operating Officer	3	96,408	280,741	291.2%
Mark W. Brugger Executive Vice President and Chief Financial Officer	3	79,632	168,438	211.5%
Michael D. Schecter Executive Vice President and General Counsel	3	62,856	129,492	206.0%

Clawback Policy

        Our Board of Directors has adopted a policy that, in the event of a significant restatement of our financial results, our Board of Directors will review all cash incentive plan compensation that was paid to the five most highly compensated executives on the basis of having met or exceeded specific performance targets for performance periods after the adoption of the policy (December 31, 2006). If the bonuses paid pursuant to such cash incentive program compensation would have been lower had the bonuses been calculated based on such restated results, it is the general policy of our Board of Directors to seek to recoup, for the benefit of our Company, the portion of the excess cash incentive program compensation that was received by any individual senior executive who engaged in fraud, intentional misconduct or illegal behavior in connection with the financial results that were restated. Notwithstanding anything stated or implied in the foregoing, our Board of Directors will, in its reasonable business judgment, decide whether or not to pursue such recoupment from an individual based on those factors that our Board of Directors believes to be reasonable.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Code limits the deductibility on DiamondRock's tax return of compensation over $1 million to any of the executive officers of DiamondRock unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Because DiamondRock is a real estate investment trust that generally does not pay corporate income taxes, the loss of deductibility of compensation does not have a significant adverse impact on us. In 2007, $5.0 million was not deductible under Section 162(m).

Compensation Committee Procedures, Compensation Consultant, and Input of Named Executive Officers on Compensation

        The Compensation Committee of our Board of Directors is responsible for determining the amount and composition of compensation paid to our chief executive officer and four named executive officers. Our Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer.

  Independent Consultant

        The Compensation Committee engages Frederic W. Cook & Co. Incorporated as its independent compensation consultant to advise the Compensation Committee on compensation program design and the amounts we should pay to our executives. Frederic W. Cook & Co. Incorporated also provides the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the executive compensation program. Frederic W. Cook & Co. Incorporated also advises the Compensation Committee on the design of the compensation program for non-employee directors. Frederic W. Cook & Co. Incorporated does no work for management, receives no compensation from our Company other than for its work in advising the Compensation Committee, and maintains no other economic relationships with our Company. As part of the process of assessing the effectiveness of our Company's compensation programs, Frederic W. Cook & Co. Incorporated receives input from the Executive Vice President and General Counsel (who is responsible for executive compensation and all human resources matters), and to a lesser extent the Chief Executive Officer, regarding our Company's strategic goals and the manner in which the compensation plans should support these goals.

  Use of Competitive Set

        Each year, the Compensation Committee of our Board of Directors conducts a review of the executive compensation program in terms of both design and compensation levels. This includes a competitive analysis of our compensation practices versus those of our peers with a focus on other lodging REITs and, to a lesser extent, the real estate industry in general. For compensation purposes, we use the following two competitive sets:

Lodging REIT Competitive Set

	Ticker Symbol	Market Capitalization (as of December 31, 2007, in billions) (1)
Ashford Hospitality Trust	AHT	$0.9
Felcor Lodging Trust Incorporated	FCH	$1.0
LaSalle Hotel Properties	LHO	$1.3
Strategic Hotels & Resorts, Inc.	BEE	$1.2
Sunstone Hotel Investors, Inc	SHO	$1.1

Non-Lodging REIT Competitive Set

	Ticker Symbol	Market Capitalization (as of December 31, 2007, in billions) (1)
Biomed Realty Trust	BMR	$1.5
Colonial Properties Trust	CLP	$1.1
Corporate Office Properties	OFC	$1.5
Cousins Properties Inc.	CUZ	$1.1
Digital Realty Trust, Inc.	DLR	$2.5
Entertainment Properties	EPR	$1.3
Equity One, Inc.	EQY	$1.7
First Industrial Realty	FR	$1.5
Healthcare Realty Trust	HR	$1.3
Home Properties Inc	HME	$1.5
Maguire Properties Inc	MPG	$1.4
Penn REIT	PEI	$1.2
Washington REIT	WRE	$1.5

(1)
Our market capitalization as of December 31, 2007, was $1.4 billion.

  Annual Process

        During its December meeting, our Compensation Committee reviews the total compensation of each of our executive officers for the prior year, including an estimate of the incentive plan compensation for the prior year, a summary of all executive severance agreements and a calculation of potential change in control costs. The Compensation Committee, at this meeting, also reviews appropriate compensation studies and surveys. For each of the named executives, Mr. McCarten makes a compensation recommendation to the Compensation Committee and the Compensation Committee considers these recommendations in setting the compensation for the four executive officers. Following that review, our Compensation Committee sets an appropriate base salary for the executive officers along with target bonuses and equity awards for the following year.

        Once the financial results for the prior year are available and the annual budget for the subsequent year is finalized, the Compensation Committee finalizes the prior year bonuses, the structure of the current year annual cash incentive compensation program and the amount of the equity awards.

ADDITIONAL EXECUTIVE COMPENSATION DATA

Grants of Plan-Based Awards
(For the year ended December 31, 2007)

									All Other Stock Awards:	All Other Option Awards:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
									Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)
	Date of Compensation Committee Meeting
Name		Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
William W. McCarten	2-27-2007	2-27-2007	268,500	537,000	805,500
	2-27-2007	2-27-2007							72,222			1,299,996
John L. Williams	2-27-2007	2-27-2007	172,800	345,600	518,400
	2-27-2007	2-27-2007							41,667			750,006
Mark W. Brugger	2-27-2007	2-27-2007	142,800	285,600	428,400
	2-27-2007	2-27-2007							36,111			649,998
Michael D. Schecter	2-27-2007	2-27-2007	84,600	169,200	253,800
	2-27-2007	2-27-2007							22,222			399,996
Sean M. Mahoney	2-27-2007	2-27-2007	41,400	82,800	124,200
	2-27-2007	2-27-2007							8,333			149,994

(1)
During February 2008, we paid each of our executive officers, pursuant to the 2007 cash incentive compensation program, the following amounts: Mr. McCarten $464,775, Mr. Williams $299,118, Mr. Brugger $275,748, Mr. Schecter $175,270 and Mr. Mahoney $85,771.

(2)
This column represents the February 27, 2007 grant of restricted stock to each of the executive officers. These shares of restricted stock will vest over a three year period.

(3)
The grant date fair value is based on the fair value on the grant date of the award, as determined in accordance with SFAS 123R.

Outstanding Equity Awards at Fiscal Year-End
(As of December 31, 2007)

						Stock Awards
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)(3) ($)
William W. McCarten	—	—	—	—	—	118,315	1,772,359	—	—
John L. Williams	—	—	—	—	—	70,998	1,063,550	—	—
Mark W. Brugger	—	—	—	—	—	61,252	917,555	—	—
Michael D. Schecter	—	—	—	—	—	36,888	552,582	—	—
Sean M. Mahoney	—	—	—	—	—	12,523	187,595	—	—

    (1)
    Does not include fully vested, but not distributed deferred stock unit awards set forth in the chart below

Shares of deferred stock granted in 2005

	Original Units Granted	Additional Units Received Through Dividend Reinvestment (as of December 31, 2007)
William W. McCarten	112,500 units	13,868 units
John L. Williams	105,000 units	12,944 units
Mark W. Brugger	82,500 units	10,169 units
Michael. D. Schecter	57,500 units	7,088 units
Sean M. Mahoney	25,000 units	3,082 units

    (2)
    The restricted stock vests on the following schedule:

	Date of Grant	Number of Shares Remaining to Vest	Vesting Date
William W. McCarten	August 1, 2006 August 1, 2006 February 27, 2007 February 27, 2007 February 27, 2007	23,046 23,046 24,074 24,074 24,074	August 1, 2008 August 1, 2009 February 27, 2008 February 27, 2009 February 27, 2010
John L. Williams	August 1, 2006 August 1, 2006 February 27, 2007 February 27, 2007 February 27, 2007	14,666 14,666 13,889 13,899 13,899	August 1, 2008 August 1, 2009 February 27, 2008 February 27, 2009 February 27, 2010
Mark W. Brugger	August 1, 2006 August 1, 2006 February 27, 2007 February 27, 2007 February 27, 2007	12,571 12,571 12,037 12,037 12,037	August 1, 2008 August 1, 2009 February 27, 2008 February 27, 2009 February 27, 2010
Michael D. Schecter	August 1, 2006 August 1, 2006 February 27, 2007 February 27, 2007 February 27, 2007	7,333 7,333 7,407 7,407 7,407	August 1, 2008 August 1, 2009 February 27, 2008 February 27, 2009 February 27, 2010
Sean M. Mahoney	August 1 2006 August 1 2006 February 27, 2007 February 27, 2007 February 27, 2007	2,095 2,095 2,778 2,778 2,778	August 1, 2008 August 1, 2009 February 27, 2008 February 27, 2009 February 27, 2010

    (3)
    Calculated using $14.98 per share, our stock price as of the close of trading on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED
(For the year ended December 31, 2007)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting
William W. McCarten	—	—	98,046	1,976,825
John L. Williams	—	—	84,666	1,729,722
Mark W. Brugger	—	—	67,571	1,376,721
Michael D. Schecter	—	—	32,333	653,061
Sean M. Mahoney	—	—	7,095	141,201

(1)
The number of shares acquired on vesting and the value of those shares does not reflect the reduction of shares to satisfy federal and state income tax withholding.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Six directors will be elected at our 2008 annual meeting of stockholders to serve until our 2009 annual meeting of stockholders. All directors are to hold office until our 2009 annual meeting or until their respective successors shall be duly elected and qualified.

        Each nominee to be a director was recommended by our Nominating and Corporate Governance Committee which considered a number of factors, including the criteria for Board of Directors membership approved by our Board of Directors, and then was nominated by our Board of Directors. Each of the nominees is a current member of our Board of Directors. The nominees are Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey, William W. McCarten, Gilbert T. Ray and John L. Williams.

        Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

        Directors are elected by a plurality of the votes cast by proxy or in person and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes" votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether a quorum is present.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

        The following biographical descriptions set forth certain information with respect to the nominees for election as directors at our 2008 annual meeting and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of March 1, 2008.

        Certain information regarding our directors and senior executive officers is set forth below.

Name	Age	Position
William W. McCarten	59	Chairman of the Board of Directors, Chief Executive Officer and Director
John L. Williams	56	President, Chief Operating Officer and Director
Daniel J. Altobello*	67	Director
W. Robert Grafton*	66	Lead Director
Gilbert T. Ray*	63	Director
Maureen L. McAvey*	61	Director
Mark W. Brugger	38	Executive Vice President, Chief Financial Officer and Treasurer
Michael D. Schecter	43	Executive Vice President, General Counsel and Corporate Secretary
Sean M. Mahoney	36	Senior Vice President, Chief Accounting Officer and Corporate Controller

*
Independent Director

        The following is a summary of certain biographical information concerning our nominees and senior executive officers:

Nominees

        William W. McCarten has served as our Chairman of the Board of Directors, Chief Executive Officer and has been a member of our Board of Directors since our formation in 2004.

        Mr. McCarten worked for the Marriott Corporation, or Marriott International, Inc., and its related entities for over twenty-five years until January 2004. Among his many positions during those twenty-five years, Mr. McCarten served as the Chief Executive Officer of HMSHost Corporation, formerly Host Marriott Services Corporation, a publicly held developer and operator of restaurant and retail concessions in travel and entertainment venues listed on the New York Stock Exchange from 1995 to 2000. In addition, Mr. McCarten served as non-executive Chairman of HMSHost Corporation from 2000 to 2001.

        Prior to joining Marriott, Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979.

        Mr. McCarten received his B.S. in Accounting from the McIntire School of Commerce at the University of Virginia in 1970, and he served on the Advisory Board of the McIntire School from 1981 to 1996.

        John L. Williams has served as our President and Chief Operating Officer and has been a member of our Board of Directors since our formation in 2004.

        Mr. Williams worked for the Marriott Corporation, or Marriott International, Inc., and its related entities for over twenty-five years until he resigned to help form DiamondRock in 2004. Mr. Williams most recently served as Executive Vice President of North American Hotel Development for Marriott International.

        From 1991 to 1992, Mr. Williams, while on a leave of absence from Marriott, served as the Chief Acquisition Executive for Lodging Opportunities, the initial lodging fund sponsored by the Thayer organization. Prior to joining the Marriott Corporation, Mr. Williams was a senior consultant with Laventhal and Horwath.

        Mr. Williams received a BS/BA from Denver University with a major in Hotel and Restaurant Management and a B.A. in American Studies from Denver University in 1973. In addition, Mr. Williams performed graduate coursework at the University of Missouri at Kansas City with a concentration in finance.

        Daniel J. Altobello has been a member of our Board of Directors since July 2004.

        Mr. Altobello has been Chairman of Altobello Family LP since 1991. Mr. Altobello also served as chairman of the board of directors of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs from 1995 to 2001. From 1989 to 1995, Mr. Altobello was the Chairman, Chief Executive Officer and President of Caterair International Corporation. He currently serves on the board of directors of JER Investors Trust, Inc., MESA Air Group and Friedman, Billings, Ramsey Group, Inc. In addition, Mr. Altobello serves on the Advisory Board of Thayer Capital Partners.

        W. Robert Grafton has been a member of our Board of Directors since July 2004 and serves as our Lead Director.

        Mr. Grafton is a retired certified public accountant. He retired from Andersen Worldwide S.C. in 2000. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. Mr. Grafton joined Arthur Andersen in 1963 and was elected a member of the Board of Partners of Andersen Worldwide in 1991. Mr. Grafton was elected Chairman of the Board of Partners in 1994 and served as Managing Partner—Chief Executive from 1997 through 2000. Mr. Grafton serves on the board of directors of Carmax Inc., a publicly traded company listed on the New York Stock Exchange, where he also serves as Chairman of the Audit Committee.

        Maureen L. McAvey has been a member of our Board of Directors since July 2004.

        Ms. McAvey is the Executive Vice President, Initiatives Group at the Urban Land Institute, or ULI, in Washington, DC, where she has worked in various positions since 2001. ULI is a premier research and education organization within the real estate and land use industry. Ms. McAvey was a member of the board of trustees of ULI from 1995 to 2001. Prior to joining ULI, from 1998 to 2001, Ms. McAvey was Director, Business Development, for Federal Realty Investment Trust, an owner and manager of retail developments and mixed-use developments and a publicly traded company listed on the New York Stock Exchange. Ms. McAvey also has served as the Director of Development for the City of St. Louis, a cabinet level position in the Mayor's office and she was Executive Director of the St. Louis Development Corporation. Prior to working for the City of St. Louis, Ms. McAvey led the real estate consulting practices in Boston for Deloitte & Touche and Coopers & Lybrand. Ms. McAvey directed the west coast operations of Carley Capital Group, a national development firm and also has experience as a private developer. Ms. McAvey holds two masters degrees, one from the University of Minnesota and one from the Kennedy School of Government, Harvard University.

        Gilbert T. Ray has been a member of our Board of Directors since July 2004.

        Mr. Ray was a partner in the law firm of O'Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades, and has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the board of directors of Advance Auto Parts, Inc., Watson Wyatt & Company Holdings and IHOP Corp., each a publicly traded company listed on the New York Stock Exchange. In addition, Mr. Ray is a member of the board of directors of Automobile Club of Southern California and Sierra Monolithics, Inc. Mr. Ray is also a trustee of SunAmerica Series Trust, Seasons Series Fund, The John Randolph Haynes and Dora Haynes Foundation and St. John's Health Center Foundation.

Senior Executive Officers

        Mark W. Brugger has served as our Executive Vice President, Chief Financial Officer and Treasurer since our formation in 2004. Previously, Mr. Brugger served as Vice President—Project Finance for Marriott International, Inc. from 2000 to 2004. From 1997 to 2000, Mr. Brugger served as Vice President—Investment Sales of Transwestern Commercial Services, formerly the Carey Winston Company. From 1995 to 1997, Mr. Brugger was the Land Development Director for Coscan Washington, Inc. Mr. Brugger received a Juris Doctorate from American University School of Law in 1995 and a B.A. from the University of Maryland at College Park in 1992.

        Michael D. Schecter has served as our Executive Vice President, General Counsel and Corporate Secretary since our formation in 2004. Previously, Mr. Schecter served as Senior Counsel of Marriott International, Inc. from 1998 to 2004. From 1991 to 1998, Mr. Schecter was an associate at Sullivan & Cromwell in their Washington, D.C. and Melbourne, Australia offices. From 1990 to 1991, Mr. Schecter served as a law clerk to the Honorable Frank M. Johnson, Jr. of the United States Court of Appeals for the Eleventh Circuit. Mr. Schecter received a Juris Doctorate from Cornell Law School in 1990 and a B.A. from Bates College in 1986.

        Sean M. Mahoney has served as our Senior Vice President, Chief Accounting Officer and Corporate Controller since his hiring in August 2004. Previously, Mr. Mahoney served as a senior manager with Ernst & Young LLP in McLean Virginia. During 2002 and 2003 Mr. Mahoney served as a Director in the Dublin, Ireland audit practice of KPMG, LLP. From 1993 to 2001, Mr. Mahoney worked in the audit practice of Arthur Andersen LLP. Mr. Mahoney is a member of the American Institute of Certified Public Accountants and is a Virginia C.P.A. Mr. Mahoney received a B.S. from Syracuse University in 1993.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG AS
INDEPENDENT AUDITORS

        Our Audit Committee has unanimously selected KPMG LLP as DiamondRock's independent auditor for the current fiscal year, and our Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of our Audit Committee, require DiamondRock's independent auditor to be engaged, retained, and supervised by our Audit Committee, our Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF DIAMONDROCK FOR 2008.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The table below shows the amount of our common stock beneficially owned as of March 5, 2008 by (i) each director and nominee for director, (ii) our chairman and chief executive officer, chief financial officer and the three other most highly compensated executive officers of our Company each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2007 (the "named executive officers"); (iii) all of our directors, director nominees and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock (the "5% Holders").

        The number of common shares "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 5, 2008, including any shares which could be purchased by the exercise of options at or within 60 days after March 5, 2008.

        Under the relevant SEC rules, each executive officer of our Company may vote his or her unvested shares of restricted stock so they are deemed to be "beneficially owned" by the relevant executive officer. However, the executive officers have no right to vote the shares of common stock underlying the deferred stock units, as such deferred stock units merely represent our unsecured obligation to deliver such underlying shares in the future, thus such underlying shares are not deemed to be "beneficially owned" by the relevant executive officer.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares		Percent (1)
Directors and named executive officers:
William W. McCarten	413,635	(2)	*
Daniel J. Altobello	18,080		*
W. Robert Grafton	16,080		*
Maureen L. McAvey	13,080		*
Gilbert T. Ray	13,080		*
John L. Williams	260,762	(3)	*
Mark W. Brugger	165,055	(4)	*
Michael D. Schecter	117,999	(5)	*
Sean M. Mahoney	34,140	(6)	*

Directors and named executive officers as a group (9 persons)	1,051,911		1.1%
5% Holders:
Columbia Wanger Asset Management, L.P. (7)	5,966,700		6.3%
The Vanguard Group, Inc. (8)	5,864,517		6.2%
Adelante Capital Management LLC (9)	5,770,957		6.1%
Barclays Global Investors, NA (and various affiliates) (10)	5,057,285		5.3%

*
Represents less than 1% of the number of shares of common stock outstanding as of March 5, 2008.

(1)
Calculated using 95,245,480 shares of common stock outstanding as of March 5, 2008, which includes all unvested shares of restricted stock but, in accordance with the SEC's rules, it does not include the shares of common stock underlying the deferred stock units issued to the executive officers in connection with our initial public offering. There were no additional adjustments required by Rule 13d-3(d)(i) of the Exchange Act as no executive officer or director has any right to acquire shares within 60 days in a manner similar to those rights set forth in Rule 13d-3(d)(i) of the Exchange Act.

(2)
Mr. McCarten's shares include (i) 153,811 shares of unvested restricted stock granted to him under our Incentive Plan, and (ii) 259,824 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 128,526.63 shares of common stock underlying the deferred stock units issued to Mr. McCarten in connection with our initial public offering nor does it include 113,293 SARs issued on March 4, 2008.

(3)
Mr. Williams' shares include (i) 90,867 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 169,895 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 119,958.20 shares of common stock underlying the deferred stock units issued to Mr. Williams in connection with our initial public offering nor does it include 64,199 SARs issued on March 4, 2008.

(4)
Mr. Brugger's shares include (i) 82,973 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 82,082 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 94,251.79 shares of common stock underlying the deferred stock units issued to Mr. Brugger in connection with our initial public offering nor does it include 64,199 SARs issued on March 4, 2008.

(5)
Mr. Schecter's shares include (i) 49,337 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 68,662 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 65,691.39 shares of common stock underlying the deferred stock units issued to Mr. Schecter in connection with our initial public offering nor does it include 37,764 SARs issued on March 4, 2008.

(6)
Mr. Mahoney's shares include (i) 20,667 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 13,473 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 28,561.47 shares of common stock underlying the deferred stock units issued shares of deferred stock issued to Mr. Mahoney in connection with our initial public offering nor does it include 20,770 SARs issued on March 4, 2008.

(7)
Based solely on information contained in a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. with the SEC on January 24, 2008. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. The percentage beneficial ownership has been readjusted to reflect our actual shares outstanding as of March 5, 2008.

(8)
Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 14, 2008. The address of Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, PA 19355. The percentage beneficial ownership has been readjusted to reflect our actual shares outstanding as of March 5, 2008.

(9)
Based solely on information contained in a Schedule 13G filed by Adelante Capital Management LLC. with the SEC on February 14, 2008. The address of Adelante Capital Management LLC. is 555 12th Street, Suite 2100, Oakland, CA 94607. The percentage beneficial ownership has been readjusted to reflect our actual shares outstanding as of March 5, 2008.

(10)
Based solely on information contained in a Schedule 13G filed by Barclays Global Investors, NA (and certain of its affiliates) with the SEC on February 5, 2008. The address of Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105. The percentage beneficial ownership has been readjusted to reflect our actual shares outstanding as of March 5, 2008.

Related Party Transactions

        There were no related party transactions during 2007. For a description of our policies and procedures with regard to related party transactions, please see "Corporate Governance Principles and Board Matters—Other Corporate Governance Matters—Conflicts of Interests" elsewhere in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The undersigned members of the Compensation Committee of the Board of Directors of DiamondRock Hospitality Company submit this report in connection with our review of the Compensation Discussion and Analysis section of this Proxy Statement for the fiscal year ended December 31, 2007.

        The Compensation Committee notes that we have oversight responsibilities only. We rely without independent verification on the information provided to us and on the representations made by management. Accordingly, our oversight does not provide an independent basis to determine whether the Compensation Discussion and Analysis section of this Proxy Statement is completely accurate and complete. We also note that management has the primary responsibility for the preparation of the Compensation Discussion and Analysis section of this Proxy Statement.

        We, however, have reviewed the Compensation Discussion and Analysis and have discussed it with management; and in reliance on the reviews and discussions referred to above, we recommended to our Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in this Proxy Statement.

          Submitted by the Compensation Committee

      Daniel J. Altobello, Chairman
      W. Robert Grafton
      Maureen L. McAvey
      Gilbert T. Ray

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2007, the Compensation Committee consisted of Messrs. Altobello, Grafton and Ray and Ms. McAvey. None of them has served as an officer or employee of DiamondRock. None of these persons had any relationships with DiamondRock requiring disclosure under applicable rules and regulations of the SEC. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

AUDIT COMMITTEE REPORT

        The undersigned members of the Audit Committee of the Board of Directors of DiamondRock submit this report in connection with the Audit Committee's review of the financial reports for the fiscal year ended December 31, 2007. We note that we have oversight responsibilities only and that we are not acting as experts in accounting and auditing. We rely without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that DiamondRock's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit of DiamondRock's consolidated financial statements by independent auditors has been carried out in accordance with auditing standards generally accepted in the United States. Management has the primary responsibility for the preparation of DiamondRock's 2007 consolidated financial statements and the overall reporting process, including the systems of internal control, and has represented to us that DiamondRock's 2007 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. We:

  1.
  have reviewed and discussed with management the audited financial statements for DiamondRock for the fiscal year ended December 31, 2007;

  2.
  have discussed with representatives of KPMG LLP the matters required to be discussed with them under the provisions of Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards), as modified or supplemented; and

  3.
  have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with KPMG LLP the auditors' independence from our Company and management.

        In reliance on the reviews and discussions referred to above, we recommended to our Board of Directors that the audited financial statements be included in DiamondRock's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

          Submitted by the Audit Committee:

      W. Robert Grafton, Chairperson
      Daniel J. Altobello
      Maureen L. McAvey
      Gilbert T. Ray

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

        KPMG LLP served as our independent accountants for the fiscal years ended December 31, 2007 and 2006. Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Audit Fees
Recurring audit	$264,000	$273,231
Quarterly reviews	75,000	75,000
Comfort letters, consents and assistance with documents filed with the SEC	55,000	222,975

Subtotal	394,000	571,206
Audit-Related Fees
Historical property level financial statement audit required by SEC in accordance with Rule 3-05 of Regulation S-X & related work	—	194,582
Audits required by lenders	222,500	160,000

	222,500	354,582
Tax-Related Fees	—	—
All Other Fees	—	—

Total	$616,500	$925,788

Auditor Fees Policy.

        Our Audit Committee has adopted a policy concerning the pre-approval of audit and non-audit services to be provided by KPMG LLP, our independent accountants. The policy requires that all services provided by KPMG LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by our Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. Our Audit Committee has delegated authority to the Chairman of the Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

        Our Audit Committee approved all audit and non-audit services provided to us by KPMG LLP during the 2007 and 2006 fiscal years.

        We believe that less than 50% of the hours expended by KPMG, LLP audit of our financial statements were attributed to work performed by persons that were not KPMG, LLP's full-time, permanent employees.

Policy for Hiring Members of our Audit Engagement Team

        Our Audit Committee has a policy regarding the hiring of audit engagement team members to address the potential for impairment of auditor independence when partners and other members of our audit engagement team accept employment with us. Under the policy, we may not hire any individuals below the partner level who were members of our audit engagement team within two years of completion of the most recent audit in which they participated. In addition, we may not hire any partners who were members of our audit engagement team within three years of completion of the most recent audit in which they participated. In all such cases, our Audit Committee must determine that the relationship is in the best interests of stockholders. In addition, we may not appoint a director who is affiliated with, or employed by, our present or former auditor until three years after the affiliation or auditing relationship has ended.

Other Company Accountants and Auditors

        We have engaged PricewaterhouseCoopers LLP as our internal auditors. The purpose of the internal audit program is to provide our Audit Committee and our management with ongoing assessments of our risk management processes and to review the effectiveness and design of internal controls at our properties and our corporate office. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
PricewaterhouseCoopers LLP Fees
Internal audit	$370,047	$417,348
Comfort letters, consents and assistance with documents filed with the SEC	—	40,500
Potential acquisition due diligence	—	36,488

Total	$370,047	$494,336

        Our Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2007 and 2006 fiscal years.

OTHER MATTERS

Expenses of Solicitation

        We will bear the cost of the solicitation of proxies. In an effort to have as large a representation at the annual meeting as possible, we may solicit proxies, in certain instances, personally or by telephone or mail by one or more of our employees. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Stockholder Proposals for Annual Meetings

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2009 annual meeting must be received by us no less than 120 calendar days before the one year anniversary of the date of this proxy statement in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary

        Stockholder proposals to be presented at our 2009 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2009 annual meeting, must be received in writing at our principal executive office not earlier than December 27, 2008, nor later than January 27, 2009. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by us at our principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is advanced or delayed by more than thirty (30) days from the Anniversary Date, a stockholder's notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (1) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

DIAMONDROCK HOSPITALITY COMPANY	VOTE BY INTERNET -www.proxyvote.com
6903 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MARYLAND 20817

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by DiamondRock Hospitality Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DiamondRock Hospitality Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DMRCK1	KEEP THIS PORTION FOR YOUR RECORDS
DETATCH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIAMONDROCK HOSPITALITY COMPANY
The Board of Directors recommends a vote for the nominees listed below in Proposal 1 and for Proposal 2.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
Vote on Directors
1.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees are as follows:

			☐	☐	☐
	(01) William W. McCarten	(04) Maureen L. McAvey
	(02) Daniel J. Altobello	(05) Gilbert T. Ray
	(03) W. Robert Grafton	(06) John L. Williams
Vote on Proposals						For	Against	Abstain
2.	To ratify the selection of KPMG LLP as the independent auditors for DiamondRock Hospitality					☐	☐	☐
Company for the fiscal year ending December 31, 2008.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of March 24, 2008 and the 2008 Annual Report are available at www.proxyvote.com.

DIAMONDROCK HOSPITALITY COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2008

The undersigned stockholder of DiamondRock Hospitality Company hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2008, and hereby appoints Michael D. Schecter and Sean M. Mahoney, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of DiamondRock Hospitality Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DiamondRock Hospitality Company to be held at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland on Thursday, April 24, 2008 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. FOR ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED WITH DISCRETIONARY AUTHORITY.

QuickLinks

DIAMONDROCK HOSPITALITY COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2008
TABLE OF CONTENTS
PROXY STATEMENT
DIAMONDROCK HOSPITALITY COMPANY 6903 Rockledge Drive Suite 800 Bethesda, MD 20817
INFORMATION ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR COMPENSATION
Director Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
Cost of Termination under Severance Agreements
Lodging REIT Competitive Set
Non-Lodging REIT Competitive Set
ADDITIONAL EXECUTIVE COMPENSATION DATA Grants of Plan-Based Awards (For the year ended December 31, 2007)
Outstanding Equity Awards at Fiscal Year-End (As of December 31, 2007)
Shares of deferred stock granted in 2005
OPTION EXERCISES AND STOCK VESTED (For the year ended December 31, 2007)
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
OTHER MATTERS